EXHIBIT 5.1
File No.
August 22, 2006
Santa Monica Media Corporation
9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069

Re:	Registration Statement on Form S-1; File No. 333-128384
Ladies and Gentlemen:
     We have acted as counsel to Santa Monica Media Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, as amended, File No. 333-128384, including the exhibits that have been filed therewith (the “Registration Statement”), that the Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and that relates to the offer and sale by the Company of: (i) 18,750,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and one warrant to purchase one share of the Company’s Common Stock (the “Warrants”); (ii) up to 2,812,500 additional Units (the “Over-Allotment Units”) that the underwriters have a right to purchase from the Company to cover over-allotments, if any; (iii) up to 937,500 additional Units (the “Purchase Option Units”) that the underwriters have the right to purchase from the Company under a purchase option for their own account or that of their designees; (iv) up to 22,500,000 shares of Common Stock and up to 22,500,000 Warrants that are issuable as part of the Units, the Over-Allotment Units and the Purchase Option Units; and (v) up to 22,500,000 additional shares of Common Stock that are issuable upon exercise of the Warrants included in the Units, the Over-Allotment Units and the Purchase Option Units.
     The Units, Over-Allotment Units, Purchase Option Units, Warrants and shares of Common Stock that are described in the preceding paragraph collectively are referred to in this opinion letter as the “Securities.” This opinion letter is being given to you pursuant to your request.
     As a basis for rendering our opinion expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation and Bylaws, each as amended to date; (iii) resolutions of the Company’s Board of Directors pertaining to the Registration Statement and related matters; and (iv) such certificates of public officials and officers of the Company and other documents as we have considered necessary or appropriate as a basis for rendering our opinion.
     With your permission, in order to render our opinion, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. Among other things and in addition to any other assumptions that are described in this opinion letter, we have made and are relying upon the following assumptions, all without any independent investigation or inquiry by us:

Santa Monica Media Corporation
August 22, 2006

     A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic.
     B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of the Company that we have examined are true and correct, and all factual representations and other statements regarding factual matters that are contained in the Registration Statement are true and correct.
     C. The Company will issue the Securities in accordance with the terms and conditions of the Registration Statement.
     We neither express nor imply any opinion as to the laws of any jurisdiction other than applicable statutory provisions of the General Corporation Law of the State of Delaware (including applicable rules and regulations promulgated under the Delaware General Corporation Law and applicable reported judicial and regulatory determinations interpreting the Delaware General Corporation Law). We neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.
     This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinion, including, without limitation, future changes in applicable law.
     Based upon and subject to all of the foregoing, we are of the opinion that the Securities, when issued, sold and delivered by the Company against receipt of the purchase price therefor and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Troy & Gould PC

TROY & GOULD PC